UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  September 15, 2010

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 15, 2010, FPL Group Capital Inc (FPL Group Capital), a wholly-owned subsidiary of NextEra Energy, Inc. (NextEra Energy), entered into an agreement to sell FPL Group Capital's 2.625% Guaranteed Senior Notes due September 30, 2030 in the aggregate principal amount of 10 billion Japanese Yen (Notes).  Interest on the Notes is payable semiannually in arrears in Japanese Yen.  The Notes are guaranteed by NextEra Energy.  Upon its issuance of the Notes, which is expected to occur on September 30, 2010, FPL Group Capital will convert the 10 billion Japanese Yen purchase price into United States Dollars (approximately $120 million).  FPL Group Capital entered into a currency swap to hedge against currency movements with respect to both interest and principal payments on the Notes.  The Notes contain default and related acceleration provisions relating to failure to make required payments and certain events in bankruptcy, insolvency or reorganization relating to FPL Group Capital or NextEra Energy, as well as failures by FPL Group Capital and/or NextEra Energy to comply with other covenants and provisions applicable to FPL Group Capital and/or NextEra Energy under the Notes.  The proceeds from the Notes will be used by FPL Group Capital for general corporate purposes.

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On September 21, 2010, NextEra Energy sold $402.5 million of equity units (initially consisting of Corporate Units), including an over-allotment of $52.5 million, to Credit Suisse Securities (USA) LLC.  Each equity unit has a stated amount of $50 and consists of a contract to purchase NextEra Energy common stock (stock purchase contract) and, initially, a 1/20, or 5%, undivided beneficial ownership interest in a Series D Debenture due September 1, 2015 issued in the principal amount of $1,000 by FPL Group Capital.  Each stock purchase contract will require the holder to purchase NextEra Energy common stock for cash, based on a price per share range of $55.02 to $68.78.  Total annual distributions on the equity units will be at the rate of 7%, consisting of interest on the debentures and payments under the stock purchase contracts.  The holder of an equity unit must complete the stock purchase by no later than September 1, 2013, and may satisfy its purchase obligation with proceeds raised from remarketing the FPL Group Capital debentures that comprise part of its equity unit.  The debentures are fully and unconditionally guaranteed by NextEra Energy.  The equity units were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333-160987-07 and 333-160987-08.  Included in this Current Report on Form 8-K as exhibits are certain documents executed in connection with this offering.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are being filed pursuant to Item 8.01 herein.

Exhibit Number	Description

4(a)	Purchase Contract Agreement dated as of September 1, 2010, between NextEra Energy and The Bank of New York Mellon, as Purchase Contract Agent.

4(b)
Pledge Agreement, dated as of September 1, 2010, among NextEra Energy, Deutsche Bank Trust Company Americas, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York Mellon, as Purchase Contract Agent

4(c)	Officer's Certificate of FPL Group Capital, dated September 21, 2010, creating the Series D Debentures due September 1, 2015

5(a)	Opinion and Consent, dated September 21, 2010, of Squire, Sanders & Dempsey L.L.P., counsel to NextEra Energy and FPL Group Capital with respect to the equity units

5(b) and 8	Opinion and Consent, dated September 21, 2010, of Morgan, Lewis & Bockius LLP, counsel to NextEra Energy and FPL Group Capital with respect to the equity units

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  September 21, 2010

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer